EXHIBIT 1

STATE OF DELAWARE
OFFICE OF THE SECRETARY OF STATE
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I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "MY PERSONAL SALON LLC" IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE ELEVENTH DAY OF OCTOBER, A.D. 2000.

 EDWARD J. FREEL, SECRETARY OF STATE
3294388 8300 AUTHENTICATION: 0728048\
001512547  DATE: 10-11-00

CERTIFICATE OF INCORPORATION
OF
MY PERSONAL SALON, LLC

FIRST:                         The name of the limited liability company is

                                     MY PERSONAL SLAON, LLC

 SECOND:                   The address of its registered office in Delaware is 3422 Old Capitol Trail, Suite 700,
                                    Wilmington, DE 19808-6192, county of New Castle. The name of its registered agent at such address is DELAWARE BUSINESS INCORPORATORS, INC.

 THIRD:                        The name(s) and address(es) of the initial member(s) of this Limited Liability Company will be:

                                     Vince Hickman, Steve Davis, George Lois and Avi Paravi
                                    5 West 31st. Street, 10th. Floor, New York, NY 10011

 FOURTH:                    The initial member(s) of this Limited Liability Company has the authorization to lend money to, borrow money from, act as surety, guarantor or endorser form guarantee or assume one or more obligations of, provide collateral for, and transact other business.

 FIFTH:                         The duration of the Limited Liability Company will be perpetual

 IN WITNESS WHEREOF, the undersigned Authorized Agent has executed this Certificate of Formation on this date September 27, 2000.

 AUTHORIZED PERSON/AGENT:
AGENT - DELAWARE BUSINESS INCORPORATORS, INC.
BY: Russell D. Murray, VP
DBI: 11890

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